Exhibit 10(z)
L3HARRIS TECHNOLOGIES, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(Restated January 1, 2020)

ARTICLE I PURPOSE OF THE SERP

The purpose of this L3Harris Technologies, Inc. Supplemental Executive Retirement Plan is to provide supplemental retirement income for a select group of management and highly compensated employees of L3 Technologies, Inc. and certain of its subsidiaries and divisions by providing benefits equal to those benefits that cannot be provided under certain tax-qualified pension plans because of the limitations of Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended.

The Plan was effective as of May 1, 1997. It was amended and restated in 1999 and 2000. The Plan was amended and restated effective January 1, 2005 to comply with the requirements of Section 409A of the Code, except for Sections 3.4 and 3.5 which were amended effective January 1, 2009.

Effective after the close of business on December 31, 2016, L-3 Communications Corporation changed its name to L3 Technologies, Inc. Accordingly, the name of the Plan was changed from the L-3 Communications Corporation Supplemental Executive Retirement Plan to the L3 Technologies, Inc. Supplemental Executive Retirement Plan effective January 1, 2017.

L3 Technologies, Inc. became a subsidiary of L3Harris Technologies, Inc. effective June 29, 2019. All benefit accruals under the Plan, including the Appendices, will cease effective December 31, 2019.

The Plan is amended and restated effective January 1, 2020 and the name of the Plan is changed to the L3Harris Technologies, Inc. Supplemental Executive Retirement Plan as of that date.

ARTICLE II DEFINITIONS

Additional SERP Participant – An employee of a Participating Company who is not eligible to participate in a Participating Company sponsored defined benefit pension plan and designated by the Board or the Compensation Committee thereof as eligible to participate in the SERP.

Adjusted Compensation – The Participant’s “compensation” as defined in the applicable Pension Plan provided that (1) base salary deferred by a Participant under any deferred compensation plan sponsored by the Company shall be taken into account, (2) management incentive bonuses, whether or not deferred by a Participant under any deferred compensation plan sponsored by the Company shall be taken into account, and (3) the limitations under Section 401(a)(17) of the Code shall not apply.

Beneficiary – The Participant’s beneficiary with respect to the Pension Benefit payable under the Pension Plan or such Beneficiary elected at the time of benefit commencement.

Board – With respect to periods beginning on or after January 1, 2017, the Board of Directors of L3 Technologies, Inc. and with respect to periods ending on or before December 31, 2016, the Board of Directors of L-3 Communications Holdings, Inc.

Code – The Internal Revenue Code of 1986, as amended.

Committee – The committee described in Section 6.1, which administers this SERP. Company – L3 Technologies, Inc.
Participant – The individuals who are described in (a) or (b) below:

(a)    An employee of a Participating Company who participates in a Pension Plan and (1) whose Adjusted Compensation for a calendar year, including all amounts deferred by the employee under any deferred compensation plan sponsored by the Company, exceeds the maximum dollar amount for that year under Section 401(a)(17) of the Code, or (2) for whom benefits under the Pension Plan are limited by
Sections 401(a)(17) or 415 of the Code, provided that the employee meets any other requirements as determined by the Committee in its sole and exclusive discretion. An employee who satisfies the requirements for participation in this SERP for any calendar year shall continue to be a Participant for all subsequent years regardless of whether he or she meets the participation requirements of this paragraph for any such subsequent year.

(b)    An employee who is an Additional SERP Participant.

The Committee shall limit participation in this SERP to a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, as determined by the Committee, in its sole and exclusive discretion.

Participating Company – The Company and any affiliate thereof that maintains a Pension Plan listed in Appendix A.

Pension Benefit – The Participant’s accrued benefit under the Pension Plan.

Pension Plan – The tax-qualified defined benefit plan, among those listed in Appendix A, in which the Participant participates (or, in the case of an Additional SERP Participant, would have been eligible to participate had he or she been an employee of the Participating Company on the date prior to the date the Pension Plan was frozen to newly hired employees).

Section 409A Change of Control Event – A change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code.

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Supplemental Executive Retirement Plan

SERP – This L3 Technologies, Inc. Supplemental Executive Retirement Plan.

Supplemental Pension Benefit – The benefit, if any, to which a Participant is entitled under the terms of this SERP.
ARTICLE III
ELIGIBILITY FOR AND AMOUNT OF BENEFITS

3.1    Eligibility for Benefits. A Participant who terminates employment and is entitled to a Pension Benefit under the terms of the Pension Plan (or, in the case of an Additional SERP Participant, would have been entitled to a Pension Benefit had he or she been an employee of the Participating Company on the date prior to the date the Pension Plan was frozen to newly hired employees) shall be entitled to a Supplemental Pension Benefit in an amount determined in accordance with Section 3.2 or any applicable Appendix and payable in accordance with Sections 3.4 , 3.5 and 3.6.

3.2    Amount of Benefit for General SERP Participants. Except as otherwise provided in Section 3.3, Appendix B-1 or B-2, the Supplemental Pension Benefit shall be equal to the excess, if any, of:
(a)    the benefit that would have been paid under the applicable Pension Plan to such Participant (or his or her Beneficiary), in the normal form of benefit payable to a single participant pursuant to the terms of the Pension Plan, based on Adjusted Compensation and irrespective of the limitations of Sections 401(a)(17) and 415 of the Code, less

(b)    the Pension Benefit that is actually payable under the Pension Plan to such Participant (or his or her Beneficiary), in the normal form of benefit payable to a single participant, based on “compensation” as defined in the Pension Plan and taking into account the limitations of Sections 401(a)(17) and 415 of the Code.

The Supplemental Pension Benefit resulting from (a) less (b) in this Section 3.2 is then further reduced based upon early commencement and optional form elected, if any. The reduction factors utilized for an early commencement are equivalent to the early reduction factors provided under the Pension Plan. For a surviving spouse Beneficiary where the Participant is deceased prior to commencement of the Pension Plan or Supplemental Pension Plan Benefit the Supplemental Pension Benefit will be reduced for early commencement, if applicable, and payable as a survivor benefit of a 50% joint and survivor annuity.

3.3    Amount of Benefit for Additional SERP Participants. The Supplemental Pension Benefit for an Additional SERP Participant shall be the benefit that would have been paid under the Pension Plan to such Participant (or his or her Beneficiary), based on Adjusted Compensation and irrespective of the limitations of Sections 401(a)(17) and 415 of the Code, if the Additional SERP Participant had been eligible to participate in the Pension Plan had it not been frozen to newly hired employees (but without regard to the Pension Plan provisions reflecting the limitations of Sections 401(a)(17) and 415 of the Code). Notwithstanding the foregoing, the Committee may determine in its discretion, at the time an employee is designated as an Additional SERP Participant, the period during which benefit accrual service, vesting service and

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compensation will be taken into account in determining the Supplemental Pension Benefit for an Additional SERP Participant.

3.4    Form of Benefit Payments.

(a)    Except as otherwise provided in subsections (b) or (c) below, any Supplemental Pension Benefit to which a Participant is entitled under this SERP shall be paid in the form of a life annuity.

(b)    A Participant may elect not more than 90 days prior to the event that gives rise to the right to benefit payments to receive any Supplemental Pension Benefit to which he or she is entitled in the form of a 50%, 75% or 100% joint and survivor annuity, or a life annuity with ten years certain, each of which shall be the actuarial equivalent of the Participant’s Supplemental Pension Benefit payable as a life annuity using a 6% interest rate and the mortality table under Rev. Rul. 2001-62. Upon the death of a Participant who has commenced a Supplemental Pension Benefit and has elected a 50%, 75% or 100% joint and survivor annuity or a life annuity with ten years certain, benefits shall continue to be paid to the Participant’s Beneficiary, provided that such Beneficiary survives the Participant.

(c)    If the present value of the Participant’s Supplemental Pension Benefit is
$5,000 or less at the time payments are to commence, the entire amount of such Supplemental Pension Benefit, payable as a life annuity, shall be paid to the Participant in one payment. The present value of the Participant’s Supplement Pension Benefit shall be determined using the actuarial assumptions under Section 417(e) of the Code as such actuarial assumptions are incorporated in the Pension Plan and in effect on the date of payment.

3.5    Time of Benefit Payments.

(a)    Except as otherwise provided in subsection (b) or (c) below, a Supplemental Pension Benefit to which a Participant is entitled under this SERP shall be payable on the later of Participant’s termination of employment date or the Participant’s earliest retirement date under the applicable Pension Plan. The Participant’s earliest retirement date under the applicable Pension Plan shall mean the earliest date on which the Participant may begin to receive payment of his Pension Benefit.

(b)    If the Supplemental Pension Benefit becomes payable due to termination of employment (other than due to death), the first payment shall be made on the date that is six months following the termination of employment date. In such case, the amount of Supplemental Pension Benefit shall be determined as of the termination of employment date but actuarially increased to reflect the six-month delay in payment using the actuarial factors set forth in Section 3.4(b) or (c) (as applicable) or, with respect to a Supplemental Pension Benefit payable in the form set forth in Section 3.4(a), the same actuarial assumptions provided for under Section 3.4(b).

(c)    Notwithstanding the foregoing, if a Participant elects on or after January 1, 2008 and on or before December 31, 2008, in accordance with Notice 2007-86, 2007-46 IRB 990, the date on which benefit payments are to commence, payment of his or her

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Supplemental Pension Benefit shall be paid in accordance with such election. Such election will be effective only if it applies to amounts that would not otherwise be payable in 2008 and does not cause any amount to be paid prior to January 1, 2009.

3.6    Payment on Change of Control.

(a)    Notwithstanding any other provision of this SERP to the contrary, in the event of a Change of Control, a Participant who has not begun receiving benefits under this SERP and either (1) has a vested right to a Pension Benefit under the terms of the Pension Plan at the time of the Change of Control or (2) in the case of an Additional SERP Participant has completed five years of service with the Company at the time of the Change of Control shall be entitled to receive a Supplemental Pension Benefit in the amount determined under Section 3.2 or 3.3 or Appendix B-1 or B-2, in each case as of the date immediately preceding the Change of Control, which benefit shall be paid in a lump sum within 60 days following the date of the Change of Control. A Participant who began to receive benefits under this SERP prior to a Change of Control shall continue to receive payment of benefits in the same amount and in the same form as such benefits were paid prior to the Change of Control. The lump sum value of the Participant’s Supplement Pension Benefit shall be determined using the actuarial assumptions under Section 417(e) of the Code as such actuarial assumptions are incorporated in the Pension Plan and in effect on the day of payment.

(b)    For purposes of this SERP, a Change in Control shall be deemed to occur upon a Section 409A Change of Control Event that also constitutes one or more of the following:

(1)    The acquisition by any person or group (including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or any of its subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the combined voting power of the Company’s then outstanding voting securities, other than by any employee benefit plan maintained by the Company;

(2)    The sale of all or substantially all of the assets of the Company and its subsidiaries taken as a whole; or

(3)    The election, including the filling of vacancies, during any period of 24 months or less, of 50 percent or more of the members of the Board without the approval of Continuing Directors, as constituted at the beginning of such period. “Continuing Directors” shall mean any director who either (i) is a member of the Board on July 1, 1997, or (ii) is nominated for election to the Board by a majority of the Board which is comprised of directors who were, at the time of such nomination, Continuing Directors.

3.7    Forfeiture of Benefits.

(a)    Notwithstanding any other provision of this SERP to the contrary, a Participant shall forfeit any and all benefits under this SERP (including benefits that are

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to be paid in the future and benefits that have already commenced payment) if the Participant (1) is dismissed for “Cause”, (2) becomes employed by another employer (or becomes self-employed) in substantial competition with a Participating Company, or (3) engages in conduct detrimental or contrary to the best interests of a Participating Company. “Cause” means an Employee’s:

(1)    intentional failure to perform reasonably assigned duties;

(2)    dishonesty or willful misconduct in the performance of duties;

(3)    engaging in a transaction in connection with the performance of duties to the Company or its affiliates which transaction is adverse to the interests of the Company and is engaged in for personal profit or;

(4)    willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

For purposes of this definition, an act, or failure to act, on an Employee’s part shall be deemed “willful” if done, or omitted to be done, by an Employee in bad faith and without reasonable belief that Employee’s action or omission was in the best interest of the Company.

(b)    The Committee shall have full discretionary authority to make determinations under this Section 3.7. Any forfeiture determination made by the Committee shall be final and binding. The Committee may make a retroactive determination that a Participant’s SERP benefits are forfeited under this Section 3.7 after payment of SERP benefits has commenced. Such a forfeiture shall be effective as of the date that the Committee determines the events of forfeiture have occurred. Any SERP benefits that have been paid after the effective date of the retroactive forfeiture determination shall be considered a mistaken payment under Section 7.5.

3.8    Termination of Benefit Accruals. Notwithstanding any provision of the SERP, including Appendices B-1, B-2 and B-3, to the contrary, no additional benefits shall accrue under this SERP, including Appendices B-1, B-2 and B-3, after December 31, 2019.

ARTICLE IV UNFUNDED PLAN

4.1    Unfunded Status of SERP. This SERP constitutes a contractual promise by each Participating Company to make payments in the future, and a Participant’s rights shall be those of a general, unsecured creditor of the Participating Company. A Participant shall not have any beneficial interest in this SERP. Notwithstanding the foregoing, to assist each Participating Company in meeting its obligations under this SERP, the Committee may set aside assets in a trust described in Revenue Procedure 92-64, 1992-2 C.B. 422 (generally known as a “rabbi trust”), and the Committee may direct that its obligations under this SERP be satisfied by payments out of such trust or trusts. It is each Participating Company’s intention that this SERP be unfunded for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974.

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4.2    Nonalienability of Benefits. A Participant’s rights to benefit payments under this SERP shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary except as otherwise required by law.
ARTICLE V AMENDMENT OR TERMINATION

5.1    Amendment. The Board, the Compensation Committee of the Board or, to the extent permitted by resolution of the Board or the Compensation Committee, any delegate of the Board or Compensation Committee may amend, modify, suspend or discontinue this SERP at any time; provided, however, that no such amendment, modification, suspension or discontinuance of the SERP shall have the effect of reducing a Participant’s Supplemental Pension Benefit determined as though the Participant had terminated employment with the Participating Company on the date of the amendment, modification, suspension or discontinuance.

5.2    Termination. The Board or the Compensation Committee of the Board reserves the right to terminate this SERP (by amendment to the SERP) at any time and to pay any benefits under this SERP in a lump sum immediately following such termination or at such time thereafter as it may determine, provided that any payments on termination of the Plan must comply with the requirements of Treasury Regulation §1.409A-3(j)(4)(ix).

ARTICLE VI ADMINISTRATION

6.1    The Committee. This SERP shall be administered by the L3Harris Technologies, Inc. Employee Benefits Committee which is referred to in this document as the “Committee.”

6.2    Delegation and Reliance. The Committee may delegate to any officer or employee of the Company the authority to execute and deliver those instruments and documents and to take, or refrain from taking, all actions deemed necessary, advisable or convenient for the effective administration of this SERP in accordance with its terms and purposes. The Committee may also appoint a plan administrator or any other agent and delegate to such administrator or agent such powers and duties in connection with the administration of the SERP as the Committee may deem appropriate. In making any determination or in taking or not taking any action under this SERP, the Committee may obtain and rely upon the advice of experts, including professional advisors to the Company. No member of the Committee or officer of any Participating Company who is a Participant may participate in any decision specifically relating to his or her individual rights or benefits under this SERP.

6.3    Powers of the Committee. The Committee shall administer this SERP in accordance with its terms. The Committee shall have full discretion to construe and interpret the terms and provisions of this SERP, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company, the Participating Companies and any Participant or Beneficiary. The Committee shall administer this SERP in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the SERP. The Committee shall have all powers necessary to administer the SERP, including without limitation, in addition to those powers set forth above, the following:

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(a)    to determine whether individuals qualify as the Participants in the SERP;

(b)    to determine the amount of benefits payable to Participants and their Beneficiaries;

(c)    to maintain all records that may be necessary for the administration of the SERP; and

(d)    to make and publish rules and procedures for the administration of the
SERP.

6.4    Exculpation and Indemnity. To the extent permitted by applicable law, the Company shall indemnify and hold harmless the Committee and each member thereof and delegates of the Committee who are employees of the Company or a Participating Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims, arising out of their discharge of responsibilities under or incident to the SERP, other than expenses, liabilities and claims arising out of their willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under applicable law.

6.5    Facility of Payment. If a minor, person declared incompetent, or person incapable of handling the disposition of his or her property, is entitled to receive a benefit, make an application, or make an election hereunder, the Committee may direct that such benefits be paid to, or such application or election be made by, the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person. Any payment made, application allowed, or election implemented in accordance with this Section shall completely discharge the Participating Company and the Committee from all liability with respect thereto.

6.6    Proof of Claims. The Committee may require proof of the death, disability, competency, minority, or incapacity of any Participant or Beneficiary and of the right of a person to receive any benefit or make any application or election.

6.7    Claim Procedure.

(a)    Any person claiming a benefit, requesting an interpretation or ruling under this SERP, or requesting information under this SERP shall present the request in writing to the Committee, which shall respond in writing within 90 days. The Committee may, however, extend the reply period for an additional ninety 90 days for special circumstances. If the claim or request is denied, the written notice of denial shall state (1) the reason for denial, with specific reference to the plan provisions on which the denial is based, (2) a description of any additional material or information required and an explanation of why it is necessary, and (3) an explanation of the claims review procedure.

(b)    Within 60 days after the receipt by a claimant of the written decision described above or the expiration of the claims review period described above including any extension, the claimant may request review by giving written notice to the Committee. The claim or request shall be reviewed by the Committee, which may, but

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shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing. If the claimant does not request a review within such sixty-day period, he or she shall be barred from challenging the original determination.

(c)    The decision on review shall normally be made within 60 days after the Committee’s receipt of a request for review. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reason and the relevant plan provisions. All decisions on review shall be final and binding on all parties concerned.

(d)    In the event of any dispute over benefits under this SERP, all remedies available to the disputing individual under this Section 6.7 must be exhausted, within the specified deadlines, before legal recourse of any type is sought.

ARTICLE VII GENERAL PROVISIONS

7.1    No Guarantee of Employment. This SERP shall in no way obligate any Participating Company to continue the employment of a Participant with the Participating Company or limit the right of the Participating Company at any time and for any reason to terminate the Participant’s employment. In no event shall the SERP constitute an employment contract between the Participating Company and a Participant or in any way limit the right of the Participating Company to change a Participant’s compensation or other benefits.

7.2    Other SERP Benefits. Amounts under this SERP shall not be treated as compensation for purposes of calculating the amount of a Participant’s benefits or contributions under any pension, retirement, or other plan maintained by the Participating Company (or a subsidiary or division of the Participating Company), except as provided in such other plan.

7.3    Tax Withholding. To the extent required by law, the Participating Company shall withhold from benefit payments hereunder any Federal, state, or local income or payroll taxes required to be withheld and shall furnish the recipient and the applicable government agency or agencies with such reports, statements, or information as may be legally required.

7.4    Missing Payees. If all or portion of a Participant’s SERP benefit becomes payable and the Committee after a reasonable search cannot locate the Participant (or his or her Beneficiary if such Beneficiary is entitled to payment), the Committee may forfeit the Participant’s SERP benefit. If the Participant (or his or her Beneficiary) subsequently presents a valid claim for benefits to the Committee, the Committee shall restore and pay the appropriate SERP benefit.

7.5    Mistaken Payment. No Participant or Beneficiary shall have any right to any payment made in error or in contravention of the terms of the SERP, the Code, or ERISA. The Committee shall have full rights under the law to recover any such mistaken payment, and the right to recover attorney’s fees and other costs incurred with respect to such recovery. Recovery shall be made from future SERP payments, or by any other available means.

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7.6    Receipt and Release for Payments. Any payment to a Participant, Beneficiary, or to any such person's legal representative, parent, guardian, or any person or entity specified in
Section 6.5, shall be in full satisfaction of all claims that can be made under the SERP against the Participating Company. The Participating Company may require such Participant, Beneficiary, legal representative, or any other person or entity described in Section 6.5, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Participating Company.

7.7    Successors. The provisions of this SERP shall be binding upon and inure to the benefit of each Participating Company, its successors, and its assigns, and to the Participants and their heirs, executors, administrators, and legal representatives.

7.8    Governing Law. The validity of this SERP and any of its provisions shall be construed, administered, and governed in all respects under and by the laws of the State of New York (including its statute of limitations and all substantive and procedural law, and without regard to its conflict of laws provisions), except as to matters of Federal law. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

IN WITNESS WHEREOF, this L3Harris Technologies, Inc. Supplemental Executive Retirement Plan is hereby restated as of January 1, 2020.

L3 Technologies, Inc.

Date: December 17, 2019            /s/ Natalie Lee
Natalie Lee
Vice-President, Global Benefits, Global Total Rewards

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Appendix A – Pension Plans

Pension Plans

L3Harris Technologies, Inc. Pension Plan

The Narda MITEQ Pension Plan (prior to January 1, 2020)

L3 Communication Systems - East Retirement Income Plan (prior to January 1, 2020) L3Harris Aviation Products Pension Plan
L3 Aviation Products Retirement Plan II (prior to January 1, 2019) L3Harris Communication Systems West Pension Plan
L3Harris Communication Systems Pension Plan L3Harris Link Simulation & Training Pension Plan
L3 Pension Plan For Certain Divisions – Ocean Systems and Space & Navigation Divisions only (prior to January 1, 2020)

L3Harris Integrated Systems Pension Plan

L-3    Communications Infrared Products Retirement Plan (prior to January 1, 2013) Hycor Pension Plan (prior to October 2000)

A-1
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Appendix B-1

Special Provisions for the Narda - East Division

This Appendix B-1 contains additional terms of the SERP that apply to Participants who are employees of the Narda - East Division of the Company (“Narda East”).

1.    Participation. An employee of Narda East is eligible to participate in the SERP if he or she became an officer of Narda East prior to January 1, 2003 (regardless of the amount of his or her annual base compensation).

2.    Supplemental Pension Benefit. A Participant shall be entitled to a Supplemental Pension Benefit equal to the greater of the amount determined under subsection (a) or (b) below:

(a)    the excess, if any, of:

(1)    the benefit that would have been paid under the Pension Plan to such Participant (or his or her Beneficiary), in the normal form of benefit payable to a single participant pursuant to the terms of the Pension Plan, based on Compensation as defined in Section 4(d) of this Appendix B-1 and irrespective of the limitations of Sections 401(a)(17) and 415 of the Code, less

(2)    the Pension Benefit that is actually payable under the Pension Plan to such Participant (or his or her Beneficiary), in the normal form of benefit payable to a single participant, based on “compensation” as defined in the Pension Plan and taking into account the limitations of Sections 401(a)(17) and 415 of the Code.

(b)    the excess, if any, of:

(1)    the benefit that would have been paid to the Participant (or his or her Beneficiary) in the normal form of benefit payable to a single participant based on the Basic Plan Benefit Formula under the Basic Plan and based on compensation as defined in Section 4(d) of this Appendix B-1 and without regard to the limitations of Section 401(a)(17) and 415 of the Code, less

(2)    the Pension Benefit that is actually payable under the Pension Plan to such Participant (or his or her Beneficiary), in the normal form of benefit payable to a single participant, based on “compensation” as defined in the Pension Plan and taking into account the limitations of Sections 401(a)(17) and 415 of the Code.

3.    Payment of Supplemental Pension Benefit. The Supplemental Pension Benefit payable under this Appendix B-1 shall be subject to all of the terms of the SERP including, but not limited to, Sections 3.3, 3.4, 3.5 and 3.6.
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4.    Definitions. The following definitions shall apply solely for purposes of this Appendix B-1:

(a)    “Average Compensation” means the Compensation, as defined in this Appendix B-1, of a Participant averaged over the five consecutive years which produce the highest annual average during the ten-year period (or the number of years of plan participation, if less than ten) ending on the date on which the Participant ceases to be a Participant.

(b)    “Basic Plan” means Exhibit E of the L3Harris Technologies, Inc. Pension Plan (formerly The Narda MITEQ Pension Plan), as amended and restated effective as of January 1, 2020.

(c)    “Basic Plan Benefit” means a benefit expressed as a single life annuity beginning at age 65 determined under the following formula:

20% of the Participant’s Average Compensation not in excess of his or her Covered Compensation, plus 50% of the Participant’s Average Compensation in excess of his or her Covered Compensation, reduced by 1/15th for each year of service, determined under the “elapsed time” method, less than 15 years determined as of the Participant’s 65th birthday, and further reduced by a fraction, the numerator of which is the Participant’s years of Credited Service at termination of employment and the denominator of which is the Participant’s years of Credited Service if he continued in employment with Narda East until age 65.

(d)    “Compensation” means the aggregate basic rate of annual remuneration paid by the Narda East division of the Company during the applicable year of Credited Service, including annual cash bonuses, and amounts deferred under the L3 Technologies, Inc. Deferred Compensation Plan and L3 Technologies, Inc. Deferred Compensation Plan II, and without regard to the limitations under Section 401(a)(17) of the Code.

(e)    “Covered Compensation” means the amount of compensation with respect to which old age and survivors insurance benefits would be provided under the Social Security Act computed as though for each year until the Participant reaches age 65 his annual compensation is at least equal to the taxable wage base, as set for in Revenue Ruling 99-47, 1999-47 I.R.B. 588 or any successor ruling thereto.

(f)    “Credited Service” means the full years and months of employment beginning with the first day of the month in which the Participant first became employed by Narda East (or its predecessor, The Narda Microwave Corporation) and ending on the Participant’s last day of employment with Narda East.

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Appendix B-2

Special Provisions for the L3 Communication Systems - East Division

This Appendix B-2 contains additional terms of the SERP that apply to Participants who are employees of the L3 Communication Systems – East division of the Company (“CS-East Participants”). Appendix D of the L3Harris Communication Systems Pension Plan (formerly the L3 Communications Systems – East Retirement Income Plan) (the “Pension Plan”) has been amended to freeze the benefit accruals of participants who are not subject to a collective bargaining agreement and have compensation in excess of specified amounts (the “Frozen HCE Amendments”) effective January 1, 2010 and January 1, 2017. Any participant in the Pension Plan whose benefits under the Pension Plan are affected by the Frozen HCE Amendments and who is not already a Participant in the SERP will become Participant in the SERP effective as of the first day of the Plan Year immediately following the date on which such individual ceases to accrue benefits under the Pension Plan as a result of the Frozen HCE Amendments. As a result, a Participant may be a CS-East Participant either as a result of the Frozen HCE Amendments (a “Frozen HCE”) or having been designated as a Participant in the SERP without regard to the Frozen HCE Amendments (a “Designated CS-East SERP Participant”). Accordingly, there are two categories of CS-East Participants: (1) CS-East Participants who are both Designated SERP Participants and Frozen HCEs, and (2) CS-East Participants who are Frozen HCEs but not Designated SERP Participants.

Except as otherwise specifically set forth in this Appendix B-2, the SERP benefits of CS- East Participants shall be calculated in accordance with other provisions of this SERP; provided, however, that:

(i)    Section 3.7 of the SERP shall not be applicable to any benefits payable to CS-East Participants under the SERP that would have been payable under the Pension Plan if the Frozen HCE Amendments had not been adopted; and

(ii)    a CS-East Participant who becomes a Participant in the SERP solely because of the Frozen HCE Amendments may commence to receive benefit payments under the SERP on a date elected by such Participant if the individual makes a written election of an alternate benefit commencement date no later than 30 days following the effective date of such individual’s participation in the SERP and the date elected is at least six months following the date of the Participant’s termination of employment.

1.    The Supplemental Pension Benefit of a CS-East Participant who is both a Designated SERP Participant and a Frozen HCE shall be equal to the excess, if any, of:

(a)    the benefit that would have been paid under the Pension Plan to such Participant (or his or her Beneficiary), in the normal form of benefit payable to a single participant pursuant to the terms of the Pension Plan, if the Frozen HCE Amendments had not been adopted, based on final average pensionable earnings, as defined in subsection (c) below and irrespective of the limitations of Sections 401(a)(17) and 415 of the Code, over

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(b)    the Pension Benefit that is actually payable under the Pension Plan to such Participant (or his or her Beneficiary), in the normal form of benefit payable to a single participant, taking into account the limitations of Sections 401(a)(17) and 415 of the Code and the Frozen HCE Amendments.

(c)    Solely for purposes of subsection (a) above, the benefit that would have been payable under the Pension Plan to such Participant (or his or her Beneficiary), shall be based on “final average pensionable earnings”, which shall be defined as the sum of:

(1)    The average rate of Pensionable Earnings as defined in the Pension Plan but excluding management incentive bonuses, determined by taking the amount of such Pensionable Earnings of an Employee (excluding management incentive bonuses) during the three calendar years selected from the most recent ten calendar years of his Period of Employment as defined in Section III(1) of the Pension Plan in respect of which he shall have the greatest aggregate amount of Pensionable Earnings (excluding management incentive bonuses), and dividing such amount by three; and

(2)    The average rate of the Participant’s management incentive bonuses, determined by taking the amount of such management incentive bonuses of the Employee during the three calendar years selected from the most recent ten calendar years of his Period of Employment as defined in Section III(1) of the Pension Plan in respect of which he shall have the greatest aggregate amount of management incentive bonuses, and dividing such amount by three.

(d)    Except as otherwise provided in subsection (c), final average pensionable earnings shall have the meaning provided in the Pension Plan.

2.    The Supplemental Pension Benefit of a CS-East Participant who is a Frozen HCE but not a Designated CS-East Participant shall be equal to the excess, if any, of:

(a)    the benefit that would have been paid under the Pension Plan to such Participant (or his or her Beneficiary), in the normal form of benefit payable to a single participant pursuant to the terms of the Pension Plan, if the Frozen HCE Amendments had not been adopted, based on final average pensionable earnings as defined in the Pension Plan and taking into account the limitations of Sections 401(a)(17) and 415 of the Code, over

(b)    the Pension Benefit that is actually payable under the Pension Plan to such Participant (or his or her Beneficiary), in the normal form of benefit payable to a single participant, taking into account the limitations of Sections 401(a)(17) and 415 of the Code and the Frozen HCE Amendments.

3.    Additional Benefit. In addition to the Supplemental Pension Benefit described in Sections 1 and 2 above, a Designated SERP Participant who is an employee of the L3 Communication Systems - East division of the Company shall receive a retirement benefit from this SERP equal to the excess, if any, of the pension benefit calculated based on the formula described in Article V(1)(B) of the January 1, 1995 Martin Marietta Corporation Retirement

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Income Plan without regard to the limitation described in Article 5(1)(c), reduced by the greater of the pension benefits described in Article 5(1)(d)(i)(A) or (B) of that Plan.

4.    Additional Death Benefit to Beneficiary. If a Designated SERP Participant dies prior to retirement, his designated Beneficiary under the Pension Plan shall receive a lump sum pre-retirement death benefit from this SERP equal to the excess, if any, of (a) the lump sum pre- retirement death benefit which would have been paid to such designated Beneficiary under the Pension Plan if such payment were not limited by Code Sections 401(a)(17) and the incidental death benefit rules of Treasury Regulation 1.401-1(b)(1)(i), over (b) the lump sum pre-retirement death benefit actually payable under the Pension Plan. Such payment shall be made no later than March 15 of the calendar year following the calendar year in which the death occurred. Notwithstanding the foregoing, if the calculation of the amount of a payment is not administratively feasible due to events beyond the control of the Participant or Beneficiary, the payment will be treated as made upon the date specified in the prior sentence if the payment is made during the first taxable year of the Participant or Beneficiary in which the calculation of the amount is administratively feasible.

5.    Additional Death Benefit to Spouse. If a Designated SERP Participant dies prior to retirement and after having attained five years of vesting service under the Pension Plan, his surviving spouse shall receive a pre-retirement surviving spouse annuity from this SERP equal to the excess, if any, of (a) the pre-retirement surviving spouse annuity benefit which would have been paid to such surviving spouse under the Pension Plan if such payment were not limited by Code Sections 401(a)(17) and 415 and the incidental death benefit rules of Treasury
Regulation 1.401-1(b)(1)(i), over (b) the pre-retirement surviving spouse annuity benefit actually payable under the Pension Plan. If the Participant has attained age 55 at the time of death, such annuity shall commence to be paid no later than March 15 of the calendar year following the calendar year in which the death occurred. If the Participant has not attained age 55 at the time of death, such annuity shall commence to be paid no later than March 15 of the calendar year following the calendar year in which the Participant’s 55th birthday would have occurred.
Notwithstanding the foregoing, if the calculation of the amount of a payment is not administratively feasible due to events beyond the control of the Participant or Beneficiary, the payment will be treated as made upon the date specified in the applicable prior sentence if the payment is made during the first taxable year of the Participant or Beneficiary in which the calculation of the amount is administratively feasible.

6.    Contributions to Rabbi Trust. The Company will contribute to the L3Harris Master Rabbi Trust an amount equal to the amount required under the governmental Cost Accounting Standards (CAS) reimbursement rules. To the extent appropriate, the same cost methods and procedures will be used that would have applied had such benefits accrued under the Pension Plan.

7.    Benefit Accruals beginning January 1, 2011. Notwithstanding any provision of the foregoing, the benefit calculations under Section 1(a) and 2(a) above shall be made with respect to benefits accrued on or before December 31, 2010 taking into account only final average pensionable earnings, as defined in Sections 1(a) and 2(a) respectively, determined through that date. With respect to benefits accrued on and after January 1, 2011, the benefit calculations under Section 1(a) and 2(a) shall be made in accordance with those provisions, except taking into account pensionable earnings, as defined in the Pension Plan, with respect to

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each full and partial year of Credited Service commencing on or after that date, instead of final average pensionable earnings. The benefit calculations under Section 1(a) above as modified by this Section 7 shall be computed without regard to the limitations of Code Sections 401(a)(17) and 415 and the benefit calculations under Section 2(a) above as modified by this Section 7 shall be computed taking into account such limitations.

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Appendix B-3

Special Provisions for the L3 Communication Systems - West Division

This Appendix B-3 contains additional terms of the SERP that apply to Participants who are employees of the L3 Communication Systems – West division of the Company (“CS-West Participants”). The L3Harris Communication Systems – West Pension Plan and the L3Harris Communication Systems Pension Plan other than Appendix D (formerly the L3 Communication Systems – West Retirement Plan II) (each a “Pension Plan” and collectively the “Pension Plans”) have been amended to freeze the benefit accruals of participants who have more than $180,000 in compensation (the “Frozen HCE Amendments”) effective January 1, 2016. Any participant in a Pension Plan whose benefits under the Pension Plan are affected by the Frozen HCE Amendments and who is not already a Participant in the SERP will become Participant in the SERP effective as of the first day of the Plan Year immediately following the date on which such individual ceases to accrue benefits under a Pension Plan as a result of the Frozen HCE Amendments. As a result, a Participant may be a CS-West Participant either as a result of a Frozen HCE Amendment (a “Frozen HCE”) or having been designated as a Participant in the SERP without regard to the Frozen HCE Amendment (a “Designated CS-West SERP Participant”). Accordingly, there are two categories of CS-West Participants: (1) CS-West Participants who are both Designated SERP Participants and Frozen HCEs, and (2) CS-West Participants who are Frozen HCEs but not Designated SERP Participants. References to the “Pension Plan” herein mean the Pension Plan in which the CS-West Participant was a participant.

Except as otherwise specifically set forth in this Appendix B-3, the SERP benefits of CS- West Participants shall be calculated in accordance with other provisions of this SERP; provided, however, that:

(i)    Section 3.7 of the SERP shall not be applicable to any benefits payable to CS- West Participants under the SERP that would have been payable under a Pension Plan if the Frozen HCE Amendments had not been adopted; and

(ii)    a CS-West Participant who becomes a Participant in the SERP solely because of a Frozen HCE Amendment may commence to receive benefit payments under the SERP on a date elected by such Participant if the individual makes a written election of an alternate benefit commencement date no later than 30 days following the effective date of such individual’s participation in the SERP and the date elected is at least six months following the date of the Participant’s termination of employment.

1.    The Supplemental Pension Benefit of a CS-West Participant who is both a Designated SERP Participant and a Frozen HCE shall be equal to the excess, if any, of:

(a)    the benefit that would have been paid to such Participant under the Pension Plan in which the CS-West Participant participated, in the normal form of benefit payable to a single participant pursuant to the terms of the Pension Plan, if the Frozen HCE Amendment had not been adopted, and irrespective of the limitations of
Sections 401(a)(17) and 415 of the Code, over
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(b)    the Pension Benefit that is actually payable under the Pension Plan to such Participant, in the normal form of benefit payable to a single participant, taking into account the limitations of Sections 401(a)(17) and 415 of the Code and the Frozen HCE amendment.

2.    The Supplemental Pension Benefit of a CS-West Participant who is a Frozen HCE but not a Designated CS-West Participant shall be equal to the excess, if any, of:

(a)    the benefit that would have been paid to such Participant under the Pension Plan in which the CS-West Participant participated, in the normal form of benefit payable to a single participant pursuant to the terms of the Pension Plan, if the Frozen HCE amendment had not been adopted, and taking into account the limitations of Sections 401(a)(17) and 415 of the Code, over

(b)    the Pension Benefit that is actually payable under the Pension Plan to such Participant, in the normal form of benefit payable to a single participant, taking into account the limitations of Sections 401(a)(17) and 415 of the Code and the Frozen HCE amendment.

3.    Additional Death Benefit to Beneficiary. Upon the death of a CS-West Participant who was a Frozen HCE at the time of the Participant’s termination of employment with the Company, an amount equal to the Additional Death Benefit that would have been payable under Appendix A of the Pension Plan in which the CS-West Participant participated if it had not been amended by a Frozen HCE Amendment will be payable to the CS-West Participant’s designated beneficiary as determined under the Pension Plan.

4.    Contributions to Rabbi Trust. For each year commencing on or after January 1, 2016, the Company will contribute to the L3Harris Master Rabbi Trust an amount equal to the amount required under the governmental Cost Accounting Standards (CAS) reimbursement rules. To the extent appropriate, the same cost methods and procedures will be used that would have applied had such benefits accrued under the Pension Plans.
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